Exhibit 99.1

Polypore International, Inc. The Gibson Building 11430 N. Community House Rd, Suite 350 Charlotte, NC 28277 Tel: (704) 587-8886 investorrelations@polypore.net www.polypore.net

PRESS RELEASE

Polypore to Attend the Stifel Nicolaus 2014 Industrials Conference

CHARLOTTE, N.C. — February 25, 2014 — Polypore International, Inc. (NYSE:PPO) announces that it will participate in a discussion with investors at the Stifel Nicolaus 2014 Industrials Conference in New York, NY at 8:35 am EST on Thursday, February 27, 2014.

A link to the webcast will be accessible through the Company’s website at www.polypore.net in the Investor Relations section under Events & Presentations.  A replay will be archived and available after the conference for 90 days.

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, N.C., Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in nine countries serving six continents. See www.polypore.net.

CONTACT:
Polypore International, Inc.
Investor Relations
(704) 587-8886
investorrelations@polypore.net

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